Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 15, 2005 with respect to the financial statements of Tri-S Security Corporation included in their Annual Report on form 10-K for the year ended December 31, 2006 as well as the incorporation by reference of such report in the Company’s previously filed Registration Statements File Nos. 333-119737, 333-129097, and 333-131468.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia

March 27, 2007